EXHIBIT 4.1

[For U.S. Persons:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.]

[For Non-U.S. Persons:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.]

RACKWISE, INC.

[FORM OF]

12% CONVERTIBLE PROMISSORY NOTE

Issuance Date: April __, 2012	Principal Amount: U.S. $________

FOR VALUE RECEIVED, Rackwise, Inc. a Nevada corporation (the "Company"), hereby promises to pay to [___Subscriber____] or registered assigns ("Holder") the amount set forth above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest at the rate of twelve percent (12%) per annum ("Interest") from the date set forth above as the Issuance Date (the "Issuance Date") until the same becomes due and payable on the Maturity Date. This Note is one of a series of notes of like tenor hereto (the “Notes”) issued in a private placement offering (the “Offering”) pursuant to several Subscription Agreements between the Company and each Subscriber named therein (the “Subscription Agreements”).

1. PAYMENTS OF PRINCIPAL AND INTEREST; MATURITY.  Payment in full of all unpaid Principal and all accrued and unpaid Interest is due no later than July [__], 2012 (the "Maturity Date"), unless this Note is repaid earlier in accordance with Section 2 herein or converted in accordance with Section 3 herein; provided, however, that the Corporation and Holders of a majority in interest of these Notes may mutually agree to extend the term of the Note beyond the Maturity Date.

2. PREPAYMENT. The Company and the Holder understand and agree that the Principal and any accrued Interest may be prepaid by the Company at any time without penalty.

3. Optional Conversion. At the sole discretion of the Holder, the Holder may convert all or any portion of the outstanding principal amount of, and accrued but unpaid interest on, this Note into units of the Company’s securities (the “Units”) at a price of $0.45 per Unit, with each Unit consisting of one share of the Company’s common stock and a warrant in substantially the form attached as Exhibit A hereto (the “Warrant”) to purchase one share of the Company’s common stock at any time on or prior to the fifth anniversary of the final Closing Date (as defined in the Subscription Agreements), at an initial exercise price of $1.00 per share. The number of shares of common stock and the exercise price and number of Warrants included in a Unit shall be adjusted to reflect any stock split, stock dividend, combination or reverse split with respect to the common stock. No fractional Units will be issued upon conversion, but the number of Units shall be rounded to the nearest whole number of Units.

4. Limitation on Conversion. The Holder shall not be entitled to convert this Note on any date, if and to the extent that the number of shares of common stock of the Company issuable upon the conversion of this Note on such date (or issuable upon conversion or exercise of the Conversion Securities if such securities are not shares of common stock of the Company), together with the number of shares of common stock of the Company beneficially owned by the Holder and its affiliates otherwise than on account of ownership of this Note on such date, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of common stock of the Company on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

5. EVENT OF DEFAULT. Failure by the Company to make payment pursuant to Section 1 hereof shall constitute an event of default ("Event of Default"). In an Event of Default, the Holder shall be entitled to all legal remedies available to it to pursue collections, and the Company shall bear all reasonable costs of collection, including but not limited to reasonable attorneys’ fees.

6. NO WAIVER. No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law. No course of dealing between the Company and the Holder shall operate as a waiver of any rights by the Holder.

7. NOTICES; PAYMENTS.

(a) Notices.  All notices or other communications which are required or permitted under this Note shall be in writing and shall be sufficient if transmitted by hand delivery, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by nationally recognized overnight courier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered (i) if transmitted by hand delivery, as of the date delivered, (ii) if transmitted by facsimile or electronic mail, as of the date so transmitted with an automated confirmation of delivery, (iii) if transmitted by nationally recognized overnight courier, as of the Business Day (as defined below) immediately following the date of delivery to the carrier, and (iv) if transmitted by registered or certified mail, postage pre-paid, on the fifth Business Day following posting with the U.S. Postal Service:

If to the Company to:

Rackwise, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

Attn: Chief Executive Officer

with a copy to:

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY 10022

Attention: Adam S. Gottbetter, Esq.

And, if to the Holder, to the address of record for such Holder as set forth in the books and records of the Company.

Unless a specific notice is otherwise required under this Note, the Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b) Payments.  Except as otherwise provided in this Note, whenever any payment of cash is to be made by the Company to the Holder, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to the Holder at the address noted in paragraph (a) above; provided that the Holder may elect to receive a payment via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. For the purposes of this Section 7, the term "Business Day" means any day of the year other than a Saturday, a Sunday or a day on which the U.S. Securities and Exchange Commission is required or authorized to close.

8. TRANSFER.  The Holder acknowledges and agrees that this Note may only be offered, sold, assigned or transferred by the Holder if consented to in writing by the Company.

9. CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings in this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

10. SEVERABILITY. In the event that one or more of the provisions of this Note shall for any reasons be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11. GOVERNING LAW. This Note and the rights and obligations of the Company and the Holder shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

RACKWISE, INC.
By_________________________________
Name:
Title:

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